Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86951


PROSPECTUS SUPPLEMENT DATED March 31, 2000
(To Prospectus filed on October 27, 1999)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        7,182,246 Shares of Common Stock*
                              -----------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.



         ---------------
         *Reflects 100% stock dividend payable February 11, 2000

         The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                    Shares to be Offered for the
Selling Stockholders                                       Selling Stockholder**
--------------------------------------              ----------------------------
Travis Michael Hoyt, Carmelo Santoro,
Custodian H10-7045452                                             10

Robert Gunderson, Jr.                                            105

Brooks Stough                                                     46

Steven Franklin                                                   46

Jay Hachigian                                                     34

Daniel O'Connor                                                   21

Steven Spurlock                                                   21

David Young                                                       21

Carla Newell                                                      34

Daniel Niehans                                                    40

Jeffrey Higgins                                                   17

Gary Wohl                                                         17

Brian Beard                                                       17

Linda Daley                                                        8

              Total                                              437